Exhibit 10-8
                          YOCREAM INTERNATIONAL, INC
                 5858 NE 87TH Avenue Portland, Oregon  97220

March 15, 2005

Pente Investments, LLC
1300 S.W. Sixth, Suite 300
Portland, Oregon  97201

Re:  Amendment to Commercial Lease Dated October 1, 2003

Gentlemen:

As a follow up to our recent discussion regarding amending the base rent provision in the lease agreement, on March 11, 2005 at a special meeting of the YoCream International, Inc. board of directors, the following resolution was approved and adopted:

    The rent table in paragraph 2.1 of the Commercial Lease dated October 1, 2003 which provides for specific amounts for the scheduled rent increases shall be deleted and replaced with the following or similar terms for determining the rent payments:

       First through Third Year
       beginning October 1, 2003          $12,848.00 per month

       Each three year period             The monthly rent shall be increased
       commencing October 1, 2006         to an amount not to exceed the
       and continuing through             monthly rent for the preceding three-
       September 30, 2018                 year period plus the CPI Increase
                                          Factor.


    For purposes of this calculation the CPI Increase Factor shall be determined by multiplying the monthly rent for the preceding three-year period by the sum of the annual percentage increases in the Consumer Price Index, West Urban Index for the preceding three-year period plus 0.4% per year.

    All other provisions of the lease shall remain in full force and effect according to the terms and conditions thereof.

If this is in agreement with your understanding, please sign below. Once we have your approval we will arrange for legal counsel to prepare a formal amendment to the lease agreement.

                             Approved by:
YoCream                      Pente Investments, LLC
International, Inc.

/s/ John N. Hanna            /s/ David J. Hanna        /s/ Harry M. Hanna
-----------------            ------------------        ------------------
John N. Hanna, CEO	     /s/ James S. Hanna        /s/ John N. Hanna
                             ------------------        -----------------
                             /s/ Joseph J. Hanna Jr.
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